Exhibit 1.1

                 Shares

IMPINJ, INC.

COMMON STOCK, $0.001 PAR VALUE

UNDERWRITING AGREEMENT

            , 2016

            , 2016

RBC Capital Markets, LLC

Pacific Crest Securities, a division of KeyBanc Capital Markets Inc.

Piper Jaffray & Co.

c/o RBC Capital Markets, LLC

      200 Vesey Street

      New York, NY 10281-8098

c/o Pacific Crest Securities, a division of KeyBanc Capital Markets Inc.

      111 S.W. Fifth Avenue, 42nd Floor

      Portland, OR 97204

c/o Piper Jaffray & Co.

      800 Nicollet Mall

      Minneapolis, MN 55402

Ladies and Gentlemen:

Impinj, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of                  shares of the common stock, $0.001 par value per share, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional                  shares of its common stock, $0.001 par value per share, (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the

Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness, together with the free writing prospectuses, if any, each identified in Schedule II hereto, and orally communicated pricing information included on Schedule II, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) as of its date and the Closing Date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly formed, is validly existing as a limited liability company or limited company, as applicable, in good standing under the laws of the jurisdiction of its formation, has the corporate or other organizational power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law; (ii) the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i) and (iii) as would not have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Shares.

(k) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or bylaws or other organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company, any of its subsidiaries or their respective businesses and properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.

(m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no transactions or relationships involving the Company or any of its subsidiaries, or statutes, regulations, or contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(n) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) Except as described in the Time of Sale Prospectus and the Prospectus and except such as have been duly waived or complied with in connection with the sale and issuance of the Shares contemplated hereby, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s) Neither the Company nor its subsidiaries or controlled affiliates, nor any director, officer or employee of the Company or its subsidiaries nor, to the knowledge of the Company, any affiliate, agent, or other person associated with or acting on behalf of the Company or its subsidiaries or affiliates has taken any action in violation of, or which may cause the Company or any of its subsidiaries to be in violation of, any applicable U.S. law governing imports into or exports from the United States in connection with the Company’s products, including without limitation: any executive orders or regulations issued with respect to the laws referred to in this Section 1(s), the Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 CFR 120-130), the Export Administration Regulations (15 CFR 730 et seq.), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. § 1701-1706), or any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations. To the Company’s knowledge, there has never been a claim or charge made, investigation undertaken, violation found, or settlement of any enforcement action under any of the laws referred to in this Section 1(t) by any governmental entity with respect to matters arising under such laws against the Company, any of its subsidiaries, or against the agents, distributors, or representative of any of the foregoing in connection with their relationship with the Company. The Company monitors compliance with the requirements of the aforementioned laws.

(t) Neither the Company nor its subsidiaries or controlled affiliates, nor any director, officer or employee of the Company or its subsidiaries nor, to the knowledge of the Company, any affiliate, agent, or other person associated with or acting on behalf of the Company or its subsidiaries or affiliates (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made or taken or will make or take an act in furtherance of an offer, payment, promise, or authorization or approval of any direct or indirect unlawful payment or benefit or giving of money, property, gifts or anything else of value to any foreign or domestic government official, officer or employee, including of any government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and controlled affiliates have instituted, maintained and enforced policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranties contained herein.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) (i) Neither the Company nor its subsidiaries, nor any director, officer or employee of the Company or its subsidiaries nor, to the knowledge of the Company, any affiliate, agent, or other person associated with or acting on behalf of the Company or its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked-person”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company represents and covenants that for the past five (5) years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(y) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material Intellectual Property (as defined below) currently employed by them in connection with the business now operated by them, as described in the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) the Intellectual Property rights owned by the Company and its subsidiaries have not been adjudged invalid or unenforceable, in whole or in part; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the ownership, validity, enforceability or scope of any such Intellectual Property rights; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company and its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property; (iv) the Company and its subsidiaries have not received any notice of infringement or misappropriation of or conflict with any Intellectual Property; and (v) to the knowledge of the Company, there is no infringement, misappropriation, or other violation of the Intellectual Property owned by the Company or its subsidiaries; with respect to each of (i)-(v), except as would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries. The Company and its subsidiaries have taken reasonable steps to maintain the confidentiality of all material trade secrets owned, used or held for use by the Company and its subsidiaries. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company and its subsidiaries that are required to be described in the Time of Sale Prospectus and the Prospectus and are not described in all material respects. The term “Intellectual Property” as used herein means registered and unregistered trademarks and service marks and all rights associated therewith, applications to register trademarks or service marks, trade names, trade dress, copyrights, foreign and domestic patents and all patent rights associated therewith, and patent applications, inventions (whether or not patentable), applications to register copyrights, databases and rights associated with databases, moral rights, mask works, applications to register mask works, know-how, trade secrets and all trade secret rights associated therewith, domain names, domain name applications, proprietary processes, and other forms of intellectual property and proprietary rights therein.

(z) No material labor dispute with the employees of the Company or its subsidiaries exists, except as described in the Time of Sale Prospectus and the

Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus and the Prospectus.

(bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign governmental or regulatory authorities necessary to conduct their businesses, except where the failure to obtain such certificates, authorizations or permits would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, and the Company and its subsidiaries have not received notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries except as described in the Time of Sale Prospectus and the Prospectus.

(cc) Except as described in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ee) PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act.

(ff) The Company and its subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others at the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective and timely in alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(gg) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(hh) There are no transactions between the Company and any holder of 5% or more of the Common Stock, any director, any director nominee or any executive officer, or members of such individuals’ immediate families, or any enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by any of such individuals that are required to be disclosed in the Time of Sale Prospectus and the Prospectus other than those described in the Time of Sale Prospectus and the Prospectus.

(ii) The financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved. The other financial information included in each of the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(jj) The statistical, industry-related and market-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data is consistent with the sources from which they are derived.

(kk) The Company and its subsidiaries have filed all tax returns that are required to have been filed by them through the date hereof or have timely requested extensions thereof, pursuant to applicable federal, state, local, foreign or other law, except insofar as the failure to file such returns would not result in a material adverse effect on the Company and its subsidiaries. The Company and its subsidiaries have paid all taxes due and payable, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except where the failure to pay such taxes would not result in a material adverse effect on the Company and its subsidiaries. The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company filed with the Commission as a part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus are adequate, in accordance with generally accepted accounting principles to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements, except to the extent of any inadequacy that would not result in a material adverse effect on the Company.

(ll) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(mm) The Shares have been approved for listing, subject to notice of issuance, on the Nasdaq Global Market.

(nn) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(oo) Since September 1, 2015, the Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of RBC Capital Markets, LLC (“RBC”), Pacific Crest Securities, a division of KeyBanc Capital Markets Inc., and Piper Jaffray & Co. (together, the “Managers”) with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 of the Securities Act and (ii) has not authorized anyone other than the Managers to engage in Testing-the-Waters Communications. The Company reconfirms that the Managers have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(pp) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(qq) The Company and each of its subsidiaries have complied, and are presently in compliance, with their privacy and security policies and with all laws and regulations applicable to their collection, use, transfer, storage, protection, disposal or disclosure of personally identifiable information or any other information collected from or provided by third parties, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have taken commercially reasonable steps to (i) establish commercially reasonable disaster recovery plans, procedures, and facilities for the business, and (ii) protect the security of the information technology systems of the Company or its subsidiaries and the personally identifiable information held or managed by the Company or its subsidiaries in the operation of the Company or its subsidiaries, except, in the case of (i) or (ii), as would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. There has been no security breach or other compromise of any such information technology system or data, except for any such security breach or other compromise that has not had and would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(rr) Market stand-off agreements between the Company and each security holder of the Company that has not or does not deliver to RBC the “lock-up” agreements referred to in Section 5(g) hereof relating to sales and certain other dispositions of shares of Common Stock or certain other securities are in full force and effect as of the date hereof and shall be in full force and effect as of the Closing Date.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $                 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to                  Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that without the prior written consent of RBC on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (4) make any public announcement of any intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, provided that such option, warrant or security is identified in the Time of Sale Prospectus and the Prospectus, (c) the grant of options or the issuance of shares of Common Stock by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus (provided that, prior to such issuance, to the extent that any such shares or any such options will become vested during the Restricted Period, the Company shall cause each recipient of such grant or issuance to execute and deliver a “lock-up” agreement substantially in the form of Exhibit A hereto), (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus or (e) the sale or issuance of or entry into an agreement to sell or issue shares of Common Stock or securities convertible into or exercisable for Common Stock in connection with any (i) mergers, (ii) acquisition of securities, businesses, property or other assets, (iii) joint ventures, (iv) strategic alliances, (v) partnerships with experts or other talent to develop or provide content, (vi) equipment leasing arrangements or (vii) debt financing; provided, that the aggregate number of shares of Common Stock or securities convertible into or exercisable for Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (e) shall not exceed 5% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further, that each recipient of shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to this clause (e) shall execute a lock-up agreement substantially in the form of Exhibit A hereto.

If RBC, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 5(g) hereof by a release or waiver substantially in the form of Exhibit B-1 hereto for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B-2 hereto through a major news service at least two business days before the effective date of the release or waiver.

The Company further agrees that it will not release any security holder from, or waive any provision of, any lock-up or similar agreement between the Company and any security holder without the prior written consent of the RBC.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $                 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $                 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on             , 2016, or at such other time on the same or such other date, not later than             , 2016, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than             , 2016, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than                      (New York City time) on the date hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) the representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer or chief financial officer of the Company, to the effect set forth in Section 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date a letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, each dated the Closing Date, in the forms attached hereto as Exhibit C.

(d) The Underwriters shall have received on the Closing Date an opinion of Fenwick & West LLP, counsel for the Underwriters, dated the Closing Date, in the form and substance to be agreed upon by the Managers and such counsel.

With respect to Sections 5(c) and (d) above, Wilson Sonsini Goodrich & Rosati, Professional Corporation and Fenwick & West LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company, as the case may be, and shall so state therein.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief financial officer of the Company with respect to certain financial information of the Company, to the effect set forth in Exhibit B-3 hereto.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The Shares have been approved for listing upon notice of issuance on the Nasdaq Global Market.

(i) Such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) a letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Fenwick & West LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares; and

(vi) a certificate dated the Option Closing Date and signed by the chief financial officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(f) hereof remains true and correct as of such Option Closing Date.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, six signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the periods mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that (i) when the Time of Sale Prospectus is delivered to a prospective purchaser, the statements in the Time of Sale Prospectus as so amended or supplemented will not be misleading in the light of the circumstances under which they were made, (ii) the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement or (iii) the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) With respect to the holders of any shares of Common Stock or any other securities convertible into or exercisable or exchangeable for Common Stock that are subject to a lock-up agreement with the Company (including, without limitation, pursuant to the Amended and Restated Investors’ Rights Agreement dated July 13, 2012, among the Company and the investors listed on

Exhibits A and B thereto, as amended from time to time), to enforce the terms of such lock-up agreement and to issue stop-transfer instructions to the transfer agent with respect to any transfer of securities that would constitute a breach of or default under such provisions.

(j) The Company will promptly notify the Managers if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 2.

(k) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Managers and will, thereafter, prior to using such Written Testing-the-Waters Communication, amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

7. Expenses.

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and, except as set forth below, the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein and above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification, (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) except as set forth below, the costs and expenses of the Company associated with any “road show”

undertaken in connection with the marketing of the offering of the Shares, including travel and lodging of the representatives and officers of the Company and any road show consultants, (viii) 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

(b) It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including: (i) fees and disbursements of their counsel, (ii) stock transfer taxes payable on resale of any of the Shares by them, (iii) any advertising expenses connected with any offers they may make, (iv) the bona fide and documented costs and expenses for overnight/express mail delivery of copies of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing to the Underwriters and dealers, in the quantities herein and above specified; provided that, for avoidance of doubt, this shall be limited to the costs and expenses associated with overnight/express mail delivery and the Company will pay all other costs associated with printing and mailing and delivering as set forth above, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (vi) the following costs and expenses relating to investor presentations on any road show undertaken in connection with the marketing of the offering of the Shares (a) with the prior written consent of the Underwriters, bona fide and documented expenses associated with the preparation or dissemination of any electronic road show; provided that, for avoidance of doubt, this shall not include the costs and expenses of the Company set forth in Sections 7(a)(vii) and (viii), (b) expenses incurred by the Underwriters and associated with the production of road show slides and graphics, (c) 50% of the cost of any aircraft chartered in connection with the road show, and (d) direct costs of holding meetings with potential investors, and (vii) the costs and expenses incurred by or at the request of the Underwriters for acquiring any third party research reports.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company may otherwise have for the allocation of such expenses among themselves.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate and officer and director of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including different defenses. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statements as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus or (vi) any of the events described in Section 5(a)(iii) shall have occurred.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, which, for the purposes of this Section 11, shall not include termination by the Underwriters under items (i), (iii), (iv), or (v) of Section 10, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement and any claim, controversy or dispute arising under or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of (a) RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260, (b) Pacific Crest Securities, a division of KeyBanc Capital Markets Inc., 111 S.W. Fifth Avenue, 42nd Floor, Portland, OR 97204, Attention: Andrew Rippy, Managing Director, (c) Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, MN 55402, Attention: Equity Capital Markets and separately, General Counsel, and if to the Company shall be delivered, mailed or sent to Impinj, Inc., 400 Fairview Avenue North, Suite 1200, Seattle, Washington 98109, Attention: Chief Executive Officer, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104, Attention: Michael Nordtvedt.

[Signature pages follow]

Very truly yours,

IMPINJ, INC.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

RBC Capital Markets, LLC

Pacific Crest Securities, a division of KeyBanc Capital Markets Inc.

Piper Jaffray & Co.

Acting severally on behalf of themselves and

      the several Underwriters named in

      Schedule I hereto

By:	RBC Capital Markets, LLC

By:
Name:
Title:

By:	Pacific Crest Securities, a division of KeyBanc Capital Markets Inc.

By:
Name:
Title:

By:	Piper Jaffray & Co.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
RBC Capital Markets, LLC
Pacific Crest Securities, a division of KeyBanc Capital Markets Inc.
Piper Jaffray & Co.
Needham & Company, LLC
Canaccord Genuity Inc.

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[Free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	The following orally communicated pricing information

II-1

SCHEDULE III

Testing the Waters Communications

III-1

EXHIBIT A

LOCK-UP LETTER

            , 2016

RBC Capital Markets, LLC

Pacific Crest Securities, a division of KeyBanc Capital Markets Inc.

Piper Jaffray & Co.

     as Representatives of the several Underwriters named in

     Schedule I to the Underwriting Agreement referred to below

c/o RBC Capital Markets, LLC

      200 Vesey Street

      New York, NY 10281-8098

c/o Pacific Crest Securities

111 S.W. Fifth Avenue, 42nd Floor

      Portland, OR 97204

c/o Piper Jaffray & Co.

      800 Nicollet Mall

      Minneapolis, MN 55402

Ladies and Gentlemen:

The undersigned understands that RBC Capital Markets, LLC (“RBC”), Pacific Crest Securities, a division of KeyBanc Capital Markets Inc. (“Pacific Crest”) and Piper Jaffray & Co. (“Piper Jaffray”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Impinj, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including RBC, Pacific Crest and Piper Jaffray (the “Underwriters”), of shares (the “Shares”) of the common stock, $0.001 par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of RBC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b) the sale and transfer of shares of Common Stock by the undersigned to the Underwriters in the Public Offering;

(c) the transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (i) to the spouse, domestic partner, parent, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of an immediate family member, (ii) by bona fide gift, will or intestacy, (iii) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution without consideration by the undersigned to its equity holders or (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust, provided that in the case of any transfer or distribution pursuant to this clause (c), each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(d) the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless exercise” or “net exercise” basis to the extent permitted by the instruments representing such options or warrants so long as such “cashless exercise” or “net exercise” is effected solely by the surrender of outstanding options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax obligations, but for the avoidance of doubt, excluding all methods of exercise that would involve a sale of any shares of Common Stock relating to options or warrants, whether to cover the applicable exercise price, withholding tax obligations or otherwise, provided no filing under Section 16(a) of the Exchange Act reporting a disposition of shares of Common Stock shall be required or shall be voluntarily made in connection with such vesting or exercise;

(e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company;

2

(f) the conversion of the outstanding preferred stock of the Company into shares of Common Stock of the Company, provided that such shares of Common Stock remain subject to the terms of this agreement;

(g) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company, pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;

(h) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement, provided that (i) such shares remain subject to the terms of this agreement, and (ii) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other securities during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer occurred by operation of law, pursuant to a domestic order or in connection with a divorce settlement; and

(i) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock after the Public Offering involving a change of control of the Company, provided that such transaction has been approved by the Company’s board of directors and further provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement.

For the purposes of clause (i), a “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering), of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, the undersigned agrees that, without the prior written consent of RBC on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned may take action in preparation for a registration by the Company of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period without the prior written consent of RBC, provided that no transfer of the undersigned’s Common Stock registered pursuant to the exercise of such rights shall occur, no registration statement shall be filed and no public announcement regarding the exercise of such rights shall

3

be made by or on behalf of the undersigned, during the Lock-Up Period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) RBC agrees that, at least two business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, RBC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by RBC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises RBC, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement if prior to the closing of the Public Offering, or (c) December 31, 2016 if the Public Offering of the Shares has not been completed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

4

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)	(duly authorized signature)
Name:
(please print full name)

Address:		Address:

EXHIBIT B-1

FORM OF WAIVER OF LOCK-UP

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Impinj, Inc. (the “Company”) of                  shares of common stock, $0.001 par value (the “Common Stock”), of the Company and the lock-up letter dated             , 2016 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20    , with respect to                  shares of Common Stock (the “Shares”).

RBC Capital Markets, LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

B-1-1

Very truly yours,

RBC Capital Markets, LLC Acting on behalf of itself and the several Underwriters named in Schedule I hereto

By:	RBC Capital Markets, LLC

By:
Name:
Title:

cc: Company

EXHIBIT B-2

FORM OF PRESS RELEASE

Impinj, Inc.

[Date]

Impinj, Inc. (the “Company”) announced today that RBC Capital Markets, LLC a book-running manager in the Company’s recent public sale of                  shares of common stock is [waiving][releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-2-1

EXHIBIT B-3

IMPINJ, INC.

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

[CIRCULATED SEPARATELY]

B-3-1

EXHIBIT C

WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION OPINION AND NEGATIVE ASSURANCE LETTER

C-1